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Greyrock
Capital

A Bank of America Company

April 13, 2000


Jonathan A. Flatow, General Counsel
Greenfield Online, Inc.
15 River Road, Suite 310
Wilton, CT 06897

Re:  Extension of Copyright Covenant

Dear Jonathan:

This will confirm that Greyrock Capital agrees to extend the date by which Greenfield Online, Inc. is required, under the Loan Documents, to effect the registration of its copyrightable intellectual property. The current date of April 1, 2000 is hereby extended to July 1, 2000.

Sincerely,

Greyrock Capital, a division of Banc of America
Commercial Finance Corporation

By /s/ Stephanie Weil
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Its        VP
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